Exhibit 11.1

Insider Trading
Prevention Policy

APPROVED	REVIEWED	AUTHORIZED

Compliance	Legal Audit Committee	Board of Directors

Code:	LX-GO-0045e	Policy
Version	2	Manual
Effective	MAR/23/2022	Procedure
		WI/Practice/Table
Insider Trading Prevention Policy

Change Records

Date	Version	Change description
AUG/22/2018	1	Policy issuance.
MAR/23/2022	2	Policy update.

Important Note:
This document could be obsolete. The effective version is published in the Normative System.

Code:	LX-GO-0045e	Policy
Version	2	Manual
Effective	MAR/23/2022	Procedure
		WI/Practice/Table
Insider Trading Prevention Policy

1.	Purpose

The Board of Directors of Corporación América Airports (“CAAP” or the “Company”) establishes this policy regarding non‐public information obtained through involvement with CAAP, its subsidiaries and controlled affiliates (together with CAAP, the “Companies”) and the trading of Securities (as defined below) based on such non‐public information.

The purpose of this policy is to establish guidelines that will assist the members of the Board of Directors, members of committees, Senior Management, employees, interns and trainees (“the Colleagues”) and anyone who by his job, profession or function has access to said information, to comply with their obligations under the securities & exchange laws and regulations of the Company’s jurisdiction and the jurisdictions in which Companies’ Securities are traded.

This policy and the obligations imposed hereunder do not in any way limit the restrictions and obligations imposed by applicable laws and regulations. Colleagues should be informed of the rules imposed by applicable laws and regulations governing the trading of Securities prior to engaging in any transaction involving Securities.

Additionally, this policy imposes on certain individuals certain special prohibitions and/or notice obligations.

2.	Scope

This policy is applicable to CAAP, its subsidiaries and controlled affiliates, to the Colleagues, and to whom by his job, profession or function has access to material, non‐ public information.

3.	Responsibilities

The Board of Directors and the Audit Committee are the highest‐level decision‐making bodies regarding the implementation of this policy, including the authorization for any changes hereof.

The Management is responsible for accomplishing and promoting compliance with this policy.

Additionally, with the assistance of the Compliance and Legal Department, they will adopt the necessary measures to ensure that all the Colleagues are trained to comply with this policy.

The Compliance Department will resolve issues of interpretation of this Policy that cannot be satisfactorily addressed through normal supervisory channels. For that purpose, they have direct access to the Board of Directors and/or the Audit Committee.

Important Note:
This document could be obsolete. The effective version is published in the Normative System.

Code:	LX-GO-0045e	Policy
Version	2	Manual
Effective	MAR/23/2022	Procedure
		WI/Practice/Table
Insider Trading Prevention Policy

4.	Related Documents
•	Corporate Governance Code.
•	Code of Conduct.
•	Code of Ethics for Senior Financial Officers.
•	Integrity Line Policy.
•	Blackout Period Calendar.
•	Disclosure Policy.
•	Related‐Party Transactions Policy.
•	Conflict of Interest Prevention Policy.
•	Gifts, Entertainment and Donations Policy.
•	Anti‐bribery and anti‐corruption Policy.
•	Third Parties Policy.
•	Joint Venture Due Diligence Work Instruction.
•	Merger & Acquisition Due Diligence Work Instruction.
5.	Definitions
•	“Companies’ Securities” are any Securities issued by any of the Companies or based on or relating to a Security issued by any of the Companies.
•

“Family member” includes –but is not limited to‐ a Colleague´s spouse or domestic partner, children, parents; daughters, sons; siblings; brothers, sisters and parents in law, and anyone else regularly living in his/her household. Colleagues are responsible for the compliance with this policy by their family members. It should be noted, however, that although certain relatives may not be considered family members for purposes of the trading restrictions imposed by this policy, under no circumstances can material, non‐public information be disclosed to them or to any other person. If any such disclosure is made, the trading of Securities by any of these persons may give rise to liability on the part of the disclosing person.

•

“Material information” is any information that a reasonable investor would be expected to take into account in making a decision to purchase, keep or sell Securities. Examples of information frequently considered material include the following: projections of future earnings or losses; unreleased annual, quarterly or monthly financial results; news of a pending or proposed joint venture, merger or acquisition; news of a significant purchase or sale of assets; changes in the composition of the board of directors or senior management; news concerning material agreements, development of new products, cancellation of existing products, or development of new markets; and developments concerning material litigation. Both good and bad news may be material.

Important Note:
This document could be obsolete. The effective version is published in the Normative System.

Code:	LX-GO-0045e	Policy
Version	2	Manual
Effective	MAR/23/2022	Procedure
		WI/Practice/Table
Insider Trading Prevention Policy

•

“Non‐public information” is any information that is not generally available to the public. To allow for the orderly dissemination of information, information is not considered generally available to the public for purposes of this statement of policy and procedures until the second business day after it has been first publicly released by means of the worldwide distribution of press releases or the filing of reports with the applicable securities authorities.

•

“Other Entities” are any entities with which any of the Companies has a business relationship, is undertaking, negotiating or analyzing a transaction, or any entity in which any of the Companies owns a significant equity interest (whether or not they control such entity). These entities include, without limitation, actual or potential customers, suppliers and partners, and targets to an acquisition, merger, integration, joint venture or investment.

•	“Other Entities’ Securities” are any Securities issued by any Other Entity or based on or relating to a Security issued by any Other Entity.
•	“Securities” are any of the following:
a.	publicly traded debt and equity securities;
b.

derivative financial instruments and covered warrants or warrants which have the securities referred to in subparagraph a as the underlying instrument, including transactions where the exercise thereof involves the payment of a cash differential;

c.	certificates of interest or participation in funds, trusts or similar collective investment structures which hold any of the securities referred to in subparagraphs a. or b.;
d.	securities (whether publicly traded or not) that afford the right to subscribe for, buy or sell any of the securities referred to in subparagraphs a. to c.; and
e.	any other instrument admitted for trading in a regulated market or over the counter.
•	“CAAP’s Securities” are any Securities issued by CAAP or based on or relating to a Security issued by CAAP.
6.	Description
6.1.	General Statements about Non‐Public Information
1.	All non‐public information concerning the Companies and their affairs is and remains the property of the Companies.
2.	A Colleague coming across such information acquires no interests or right in the information, and merely holds it as consequence of his position or employment.

Important Note:
This document could be obsolete. The effective version is published in the Normative System.

Code:	LX-GO-0045e	Policy
Version	2	Manual
Effective	MAR/23/2022	Procedure
		WI/Practice/Table
Insider Trading Prevention Policy

6.2.	Statement of principles
1.

If a Colleague has material, non‐public information (also known as “inside information”) relating to any of the Companies, neither that person nor any family member of such person may (i) directly or indirectly purchase or sell Companies’ Securities, (ii) engage in any action to take advantage of such information, or (iii) pass on that information to others.

2.

Similarly, if in the course of the Companies’ business a Colleague obtains material, non‐public information relating to any Other Entity, neither that person nor any family member of such person may (i) directly or indirectly purchase or sell such Other Entity’s Securities, (ii) engage in any action to take advantage of such information, or (iii) pass on to others that information.

3.	These prohibitions apply even if there is an independent, valid reason for effectuating a transaction.
6.3.	Restrictions
6.3.1	Trading

A)General Restriction. The Colleagues (and their family members) with knowledge of material, non‐public information that belongs to the Companies or to Other Entities, must refrain from buying or selling, directly or indirectly, Securities of the Companies or of Other Entities, according to the case.

B)Blackout Period. (a) Members of The Board of Directors, (b) The Chief Executive Officer, (c) the Chief Financial Officer, (d) the Company’s senior managers, (e) all employees who primarily report, directly or indirectly, to the Chief Financial Officer or the Investors Relation Manager, (f) any colleagues of any of the Companies who are entrusted with any task or responsibility concerning the collection or preparation of information for financial reporting purposes or that have regular access to such information, (g) any other person designated by the Chief Financial Officer or the Chief Compliance Officer, and (h) the family members of the persons listed in (a) to (g) may not directly or indirectly purchase or sell Companies’ Securities during the period which commences on the fifteenth calendar day of the third month of each fiscal quarter and terminates at the close of trading on the second business day following public release of quarterly or annual earnings releases. The blackout period shall commence on the referred date even though some of the markets in which the Companies’ Securities trade are not open for trading.

C)Trading Restrictions. Trading directly or indirectly in Companies’ Securities or, as applicable, Other Entities’ Securities by the Colleagues (and their family members), as appropriate, is also prohibited whenever the CFO or the Investors Relation Manager or The Chief Compliance Officer, issues an announcement of a “Trading Restriction” regarding Companies’ Securities or Other Entities’ Securities, as applicable, and such prohibition shall continue until an announcement is

Important Note:
This document could be obsolete. The effective version is published in the Normative System.

Code:	LX-GO-0045e	Policy
Version	2	Manual
Effective	MAR/23/2022	Procedure
		WI/Practice/Table
Insider Trading Prevention Policy

issued ending the Trading Restriction. A Trading Restriction prohibits trading even if normally permitted. A Trading Restriction will generally be imposed when, among other things, any of the Companies are involved in material negotiations that the parties do not wish to disclose at such time. The existence of a Trading Restriction itself will generally constitute material, non‐public information and thus its existence should not be disclosed to any other person (except as strictly necessary to ensure compliance with the Trading Restriction).

D)In order to comply with the restrictions stated in “C)”, those Colleagues who participate in the analysis or negotiation of a transaction, project, or event that could have a material impact on the value of the Companies’ Securities or, if applicable, on the value of Other Entities’ Securities, must notify their situation to Compliance Department (through the email insidertrading@caairports.com), who will determine whether it is necessary for the concerned Colleague(s) to sign a letter undertaking not to directly or indirectly purchase or sell Companies’ Securities or Other Entities’ Securities for themselves or on behalf of third parties, until the close of the second business day following public release containing the communication of the aforementioned transaction or event, or at the time the Company decided to cancel such negotiation, event or project. The managers and directors leading the negotiation of the relevant transaction or event are responsible for ensuring that their colleagues are aware of the requirement established in this paragraph.

6.3.2	Tipping

The Colleagues of the Companies and anyone who by his job, profession or function has access to material, non‐public information of the Companies, must abstain from directly or indirectly disclosing said information to third parties that are subject to (a) a legal prohibition to trade in Securities while in the possession of material, non‐public information, or (b) a confidentiality agreement, or professional standard of conduct, with the relevant Companies prohibiting the use of material, non‐public information for any purposes other than those for which such information has been disclosed. Even when the above conditions are met, material, non‐public information should only be disclosed on a need‐to‐know basis.

6.4.	Consequences of Failure to Comply with this Policy

Buying or selling Securities on the basis of material, non‐public information, or passing that information on to another party who buys or sells, may subject the individual to disgorgement of illegal profits as well as severe civil and criminal liability under the securities laws and regulations of the Companies jurisdictions of organization or the jurisdictions in which the Securities are traded. In certain jurisdictions, civil penalties may amount to ten times the profit realized, or loss avoided, and criminal penalties may include imprisonment. In addition, CAAP may be exposed to economic and reputational damages.

Important Note:
This document could be obsolete. The effective version is published in the Normative System.

Code:	LX-GO-0045e	Policy
Version	2	Manual
Effective	MAR/23/2022	Procedure
		WI/Practice/Table
Insider Trading Prevention Policy

The Companies’ Securities are traded in different markets, each subject to its own laws and regulations. Accordingly, certain trading transactions undertaken while in possession of material, non‐public information that are permitted in one market, may still give rise to liability in another market. As a result, Colleagues of the Companies and anyone who by his job, profession or function has access to said information should take care to comply with this policy regardless of exceptions or safe harbors that may be applicable in a particular market.

In addition, the Colleagues of the Companies and anyone who by his job, profession or function has access to material, non‐public information, willfully or knowingly violates this policy may be subject to disciplinary measures. In the event that a violation is committed by members of the Board of Directors or any other governing or surveillance bodies of the Companies, the members of the Board of Directors shall have the power to propose to the following shareholders meeting the revocation, with cause, of the appointment of the breaching director or member of other governing or surveillance body. Violations committed by persons contractually related to the Companies may result in termination of the respective agreements.

The Companies reserve the right to, take all available action, including legal action, depending on the seriousness of the case.

6.5 Trading Prior communication

The members of the Board of Directors, the Chief Executive Officer (CEO) and the Company’s first‐ line Management must communicate the operations of direct or indirect purchase or sale of Companies’ Securities, to the mail insidertrading@caaiports.com, at least in the session immediately prior to the one in which they expect to order the operation.

The Investor Relations Department will verify if the period in which the trading operation reported by the colleague is contemporaneous to some restriction.

According to the information checked with the IR Department, the Chief Compliance Officer will determine that the operation does not violate the restrictions established in this policy and will respond no later than the business day following the receipt of said communication.

The restricted persons shall not order the operations until they receive the prior confirmation from insidertrading@caaiports.com

Likewise, if deemed necessary, the Compliance Department may request periodic confirmations from the aforementioned persons regarding the Company’s securities that are in their possession, in order to carry out further controls regarding the compliance with the policy.

Important Note:
This document could be obsolete. The effective version is published in the Normative System.

Code:	LX-GO-0045e	Policy
Version	2	Manual
Effective	MAR/23/2022	Procedure
		WI/Practice/Table
Insider Trading Prevention Policy

Statement of Commitment

I declare that I have read and understood the Company’s Insider Trading Prevention Policy. I agree to fully comply with this Policy and policies connected therewith in all my activities related to the Company and / or when I am representing it. I understand that it is my responsibility to respect the policies, practices and guidelines established and mentioned in the Code of Conduct and I accept that this Statement of Commitment constitutes an expression of my free consent to observe this Policy.

Full Name:

Personnel File Number:

Department:

Place / Date:

Signature:

Important Note:
This document could be obsolete. The effective version is published in the Normative System.